SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is dated as of October 4, 2012, between Vringo, Inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).

WHEREAS, the Purchaser desires to subscribe for, and the Company desires to issue, shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to the Purchaser pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, upon the execution and delivery of this Agreement, the Company and the Purchaser agree as follows:

1.             Subscription.  The Purchaser, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase the number of shares of Common Stock (the “Shares”) at the per share purchase price and aggregate purchase price (the “Purchase Price”) as set forth on the signature page hereto, and the Company, intending to be legally bound, hereby agrees to issue and sell the Shares to the Purchaser, provided, however, that the Company reserves the right to accept or reject this subscription for Shares, in whole or in part. If the Company elects to accept this subscription for Shares in part, it shall promptly notify such Purchaser by delivery to the Purchaser by email of the signature page countersigned by the Company and reflecting the amount of the subscription accepted.

2.             Registration of Shares.  The offering and sale of the Shares (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3 (File No. 333-182823) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus contained therein (the “Base Prospectus”), which relates, among other things, to the Shares and the sale thereof from time to time in accordance with Rule 415 under the Securities Act, and (b) a prospectus supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that will be filed with the Commission and delivered to the Purchaser (or made available to the Purchaser by the filing by the Company of an electronic version thereof with the Commission) no later than the second business day following the date of this Agreement.

3.             Purchase and Sale of Shares.  The Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase the Shares at a closing to take place at the offices of the Company, or such other place as the Purchaser and the Company shall mutually agree, including by way of the exchange of facsimile or “pdf” copies of signatures (the “Closing”), no later than the third Trading Day (as such term is defined below) following the date hereof (the “Closing Date”).  At the Closing, the Company shall deliver instructions to the Company’s transfer agent to issue the Shares as of the Closing Date and deliver via the Depository Trust Company Deposit Withdrawal Agent Commission System (“DWAC”) the Shares, registered in the name of the Purchaser, against delivery of the Purchase Price, which shall be paid by the Purchaser at the Closing by wire transfer of immediately available funds to the account set forth on Schedule I hereto. The term “Trading Day” means a day on which the principal NYSE MKT is open for trading.

Prior to Closing, the Purchaser shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Purchaser are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing the Company’s transfer agent, to credit such account or accounts with the Shares by means of an electronic book-entry delivery. Simultaneously with the delivery to the Company by the Purchaser of the Purchase Price at Closing, the Company shall direct its transfer agent to credit the Purchaser’s account or accounts with the Shares pursuant to the information contained in the DWAC (as specified by such Purchaser on the Investor Questionnaire annexed hereto as Exhibit A).

4.             Closing Conditions.

(a)           The obligations of the Company hereunder are subject to the following conditions being met:

(i)            the accuracy in all material respects as of the date hereof of the representations and warranties by the Purchaser contained herein; and

(ii)           the delivery by the Purchaser of the Purchase Price to the Company for the Shares as set forth herein on the Closing Date.

(b)           The obligations of the Purchaser hereunder are subject to the following conditions being met:

(i) the accuracy in all material respects as of the date hereof of the representations and warranties by the Company contained herein;

(ii) the delivery by the Company to the Purchaser of the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act); and

(iii)    the delivery by the Company to the Purchaser of a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver on an expedited basis via DWAC the number of Shares subscribed for that was accepted by the Company, registered in the name of such Purchaser.

6.             Representations and Warranties of the Company.  As of the date hereof, the Company hereby represents and warrants to the Purchaser that:

(a)           Organization.  The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)           Authority and Validity.  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of the Company, and no other proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to perform its obligations under this Agreement.  This Agreement constitutes the lawful, valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(c)           Valid Issuance of Common Stock.  The Shares, when issued, sold and delivered in accordance with the terms hereof for the Purchase Price, will be duly and validly authorized and issued, fully paid and nonassessable and free of restrictions on transfer other than the applicable state and federal securities laws.

(d)           Registration Statement.  The Registration Statement is in full force and effect and no cease and desist order or other suspension of the Registration Statement exists, has been imposed or, to the knowledge of the Company is threatened by the Commission.

(e)           No Violation or Conflict.  The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (i) violate, conflict with or result in the breach of any provision of the Company’s Certificate of Incorporation or Bylaws, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable the Company or any of its assets, properties or businesses, or (iii) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the assets or properties of the Company, pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party except, in the case of clauses (ii) and (iii), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

(f)            Governmental/Regulatory Consents and Approvals.  Except for filings under federal securities laws and, if required, NYSE MKT rules and regulations, the execution, delivery and performance of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby do not and will not, require any permits, consents, approvals, orders, authorizations of, or declarations to or filings with any federal, state, local or foreign government or regulatory authority, which has not already been obtained, effected or provided.

7.             Representations, Warranties and Covenants of the Purchaser.  As of the date hereof, the Purchaser hereby represents and warrants to the Company that:

(a)           The Purchaser has received (or otherwise had made available to him by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus which is a part of the Registration Statement, and the documents incorporated by reference therein (collectively, the “Disclosure Package”), prior to or in connection with the execution of this Agreement. The Purchaser acknowledges that, prior to the delivery of this Agreement to the Company, the Purchaser will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Purchaser by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

(b)           The Purchaser (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies and has reviewed such information and made such inquiries regarding the Company and the purchase of the Shares as he has deemed appropriate and (b) in connection with his decision to purchase the Shares, has received (or had full access to) and is relying only upon the Disclosure Package and the documents incorporated by reference therein.

(c)           The Purchaser understands that nothing in this Agreement, the Disclosure Package or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Purchaser has consulted such legal, tax and investment advisors and made such investigations as he, it his sole discretion, has deemed necessary or appropriate in connection with his purchase of the Shares.

(d)           No person or entity acting on behalf of, or under the authority of, the Purchaser is or will be entitled to any broker’s, finder’s, or similar fees or commission payable by the Company.

(e)            Since the time listed on the signature page hereto, October 4, 2012 (the "Restriction Time"), the Purchaser has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities). The Purchaser agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, ”put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(f) No offer by the Purchaser to buy the Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Purchaser has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Purchaser has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company. The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this subscription for Shares, in whole or in part.

8. Public Announcement. The Company and the Purchaser agree that the Company shall, prior to the opening of the financial markets in New York City on the business day immediately after the date hereof: (a) issue a press release announcing the Offering and disclosing all material information regarding the Offering and (b) file a Current Report on Form 8-K with the Securities and Exchange Commission, including a form of this Agreement as an exhibit thereto, which discloses all material non-public information disclosed to the Purchaser.

9.             Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of laws principles.

10.             Entire Agreement.  This Agreement constitutes the entire agreement between the Company and the Purchaser with respect to the matters covered hereby and supersedes all prior agreements and understanding with respect to such matters between the Company and the Purchaser.

11.           Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

12.           Counterparts; Facsimile or “pdf” Copies.  This Agreement may be executed in counterparts, each of which, when executed, shall be deemed an original but all of which, taken together, shall constitute one and the same Agreement.  Delivery of an executed copy of a signature page to this Agreement by facsimile or “pdf” transmission shall be as effective as delivery of a manually executed copy of this Agreement and shall be as effective and enforceable as the original.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its authorized signatory as of the date first indicated above.

PURCHASER:

By: Name: Title:

Subscription Amount: $_________________ Purchase Price per Share: $______________
No. of Shares: ________________________ Restriction Time: ____________________

VRINGO, INC.
Agreed and Accepted this 4th day of October, 2012:
By: _____________________________________ Name: ____________________________________ Title: _____________________________________

Subscription Amount Accepted: $__________________ No. of Shares Accepted: ___________________

Address for Notice:

780 Third Avenue, 15th Floor

New York, NY 10017

Telephone: (646) 525-4319

Facsimile: (509) 271-5246

E-mail: andrew.perlman@vringo.com

Attention: Chief Executive Officer

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Chrysler Center

666 Third Avenue

New York, NY 10017

Telephone: (212) 935-3000

Facsimile: (212) 983-3115

E-mail: KRKoch@mintz.com

Attention: Kenneth R. Koch, Esq.

EXHIBIT A

INVESTOR QUESTIONNAIRE

 1.           The exact name that your Shares are to be registered in.  You may use a nominee name if appropriate:

_____________________________________________________________________

2.           The relationship between the Purchaser and the registered holder listed in response to item 1 above:

_____________________________________________________________________

3.           The mailing address of the registered holder listed in response to item 1 above:

____________________________________________________

____________________________________________________

____________________________________________________

____________________________________________________

Fax: ________________________________________________

4.           The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

_____________________________________________________________

5.           Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

______________________________________________________________

6.           DTC Participant Number: _________________________________________________________________________

7.           Name of Account at DTC Participant being credited with the Shares: _______________________________________

8.           Account Number at DTC Participant being credited with the Shares: ________________________________________